UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Climate Change Crisis Real Impact I Acquisition Corporation

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On April 22, 2021, Climate Change Crisis Real Impact I Acquisition Corporation’s (“CRIS”) Chief Executive Officer, David Crane, spoke on Fox Business – The Claman Countdown. Below is a copy of the transcript of the Fox Business – The Claman Countdown interview, which is being filed herewith as a soliciting material.

David Crane, CRIS

Fox Business – The Claman Countdown Appearance Transcript

April 22, 2021 at 3:00 p.m. ET

Liz Claman: Okay, we’re the Claman Countdown. We’re always looking at the trade. Investors are already ahead of the game. Environmental, social and corporate governance or ESG now accounting for more than 50 trillion dollars in assets under management, that is a third of total U.S. investment now. Hundreds of companies including Apple, Google and Coca Cola backing the President’s call to get on board here and cut emissions by half within ten years. And as we look at this breaking news through the prism of investing, from real opportunities to flash in the pan areas, to sectors that could fall by the wayside, let’s bring in former EPA Chief under President Trump, Andrew Wheeler, and David Crane, former NRG CEO whose SPAC is reverse merging with EVgo, the nation’s largest fast-charging network. David, let me get to you first. What’s the most significant development so far coming out of this daylong event that has a direct arrow to an investment opportunity?

David Crane: Well Liz, first of all, it’s good to see you and happy Earth Day. You know, I think the most important thing in the Summit is raising the idea, just awareness and also the idea of American leadership on climate which obviously has been missing for a few years. In terms of the opportunities, much like you alluded to, whether you’re talking DC fast charging, the electrification of transportation or the replacement of expensive fossil fuels with cheaper renewables, you know, I could go on and on about the opportunities. And you know, carbon capture opportunities, hydrogen, it’s all just incredibly exciting and job creating.

Liz Claman: Okay, but is it real? Andrew, businesses will not jump on this bandwagon unless it’s good for business. But to that end, I looked to Royal Dutch Shell. They came out recently to say they’re going to cut fossil fuel production -- this is a huge longstanding oil company -- cut production by 55% over the next decade while stepping up its buildout of electric charging stations. What does this mean for oil giants? Let’s start with that.

Andrew Wheeler: Well, first of all, happy earth day, Liz and David, good to see you again. There’s going to be certainly business opportunities on the battery storage side in particular. A lot of the large, traditional oil companies are looking to reinvest in solar and wind. The President laid out a very ambitious goal today, of 50% in ten years. I don’t think the technology is there today to get us to that point, so there’s going to need to be a lot of investment in newer technologies, lighter weight materials if that’s going to occur. But I really think at the end of the day, in order to ensure that would occur, he’s going to have to turn to Congress for some bipartisan legislation. The Obama regulation for the electric power sector got stalled by the Supreme Court. Our replacement regulation got stalled in the D.C. circuit, although I think the Supreme Court would have upheld had it gotten to there. But I think you can’t force regulations out of whole cloth. You’ve got to have the laws behind them to justify and to provide the authority for new regulations. So I think there’s going to have to be some congressional action there in order to meet the obligations that the President has laid out today.

Liz Claman: Yeah, and you know, when you were in the Trump Administration, you know, we look at what happened there, there wasn’t exactly the biggest appetite within that administration on certain levels when it came to going green. I mean there was pushback on the auto companies. The auto companies are now going full forward force when it comes to GM and Ford and Tesla, and you know, I’m talking about the US guys, not just to mention the foreigners as well, going electric. So David, you’re investing in charging stations. You know, [Go EV][1] network. So talk to me about what you see there, because there is a huge ecosystem there.

David Crane: Well Liz, you know the electrification of transportation at this point is almost inevitable. Because as you said, not only the new entrants, the Teslas of the world are going, you know, are all plug-in to begin with. But Ford, GM, you know GM aspirationally wants to not sell international combustion engine vehicles by the 2030s. So the growth in terms of the addressable market in terms of plug-in for charging is huge. And for charging in public, it’s even faster growing because you know, not everyone in America lives in a single family, detached home in the suburbs and can do the charging in their garage, and so this is a huge market. I think President Biden talked about 500,000 public chargers, and these are very fast chargers now. So this is a huge area of technological innovation, it’s a huge area of job creation. And really the companies, the car companies and the oil and gas companies that don’t get involved in this do so at their own peril. I mean you mentioned Shell is embracing this. I mean you probably covered Exxon Mobil, what’s going on at the board level there, and you know, they went from about the most valuable company in the world in 2016 to kicked out of the Dow Jones 30 by 2020. I mean, so they need to embrace this and I think the whole sector will do that.

Liz Claman: Got it. Andrew, China is the world’s largest polluter and the world’s largest user of coal. Xi Jinping saying today at this event, we’re going to strictly limit coal use by 2025. Do you believe them?

Andrew Wheeler: Well they’ve never lived up to a promise they’ve made in the past. I was just hiking in Colorado this week with, and the largest coal-fired power plant in Colorado, 750 megawatts, China built 50 of those last year. They have another 50 scheduled for this year, and they have 330 in the pipeline. Former Secretary Kerry said that if we were to go zero and China doesn’t go to zero, it won’t make much of a difference worldwide. So there has to be – you know, China does have to come along on that and so far they’ve never lived up to their commitments. But on the electric vehicle side, we also have to remember that we rely upon China for the rare minerals to produce these electric vehicles, and if we’re going to expand electric vehicles that much, that’s going to make us even much more reliant upon China and other countries for the materials that we need for the green economy.

Liz Claman: You know, whether our viewers right now are on one side of climate change or on the other, there’s an interesting development. Neuberger Berman, which of course is a big finance house, is going to use the power of its vote at the Berkshire Hathaway Annual Shareholder Meeting to send a message to Warren Buffet and company saying we’re not going to support management until Berkshire actually, you know, puts out I guess, publishes an annual report on climate risk. Because they have a huge energy division, obviously. What does that say David?

[1] Referring to the EVgo network.

David Crane: Well, asking me about that Liz, this is a bit of a sore point for me given the trajectory of my career. But I do think that boards of directors of the big American corporations tend to be one of the last pockets of resistance to embracing the green future. And so you know, I obviously applaud Neuberger because this sort of environmental activism, you know from people like Jeff Ubben who Exxon Mobil is putting up for their board, or Neuberger and Fidelity and Calpers, I think you know it’s just going to accelerate what’s already happening which is that the corporate sector and the financial sector are both embracing this as the future because this is a societal change that’s not going to be changed no matter, you know, what changes occur politically in Washington or anywhere else. And just one last point on China, Andrew’s exactly right. The Chinese could do better on the coal-fired power plant front, but they see the opportunity here. They’re leading in electrification of transportation. And so the faster we can get ahead of this in the United States, the more we have an opportunity to win that battle economically.

Liz Claman: David Crane, Andrew Wheeler, thank you for weighing in. This is a two-day event, and we look at it through the prism of business. We’re not red, we’re not blue, we’re green. That’s the Neil Cavuto Line. Good to see you both. Thank you very much.

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Important Information About the Business Combination and Where to Find It

On January 21, 2021, CRIS and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS (i) filed an amended preliminary proxy statement on April 6, 2021 and (ii) expects to file a definitive proxy statement, in each case, with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s amended preliminary proxy statement filed with the SEC on April 6, 2021 in connection with the proposed business combination. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination is set forth in the preliminary proxy statement for the proposed business combination. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination is also included in the preliminary proxy statement that CRIS has filed with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as EVgo's and the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K as well as the preliminary and the definitive proxy statements that CRIS has filed or intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.